January 30, 2002                                        AMERICAN
                                                           EXPRESS(R)


Tom Kolbe
Senior Vice President                                   AMERICAN EXPRESS
INVESCO Funds                                           FINANCIAL ADVISORS INC.
4350 South Monaco Street                                570 AXP Financial Center
Denver, CO 80237                                        Minneapolis, MN 55474



Dear Tom:

This serves as a Letter of Understanding and confirms INVESCO's participation in the IDS Life and IDS Life of New York Single Pay Variable Whole Life (SPVL) product. The following INVESCO portfolios will be offered:
o           INVESCO VIF - Dynamics Fund
o           INVESCO VIF - Financial Services Fund
o           INVESCO VIF - Technology Fund
o           INVESCO VIF - Telecommunications Fund

The financial arrangement for the SPVL product is the same as RAVA Advantage and these assets will aggregate with those of RAVA Advantage:
o     $0 - $250 million  50bps
o     >$250 million      55bps

Please signify your agreement by signing and returning this letter. Our legal group will follow up with the appropriate agreements.

We look forward to your participation in this exciting new product and the expansion of our relationship.

Sincerely,

/s/ Susan Pauline Emerson
-------------------------
Susan Pailine Emerson
Vice President
External Products Group

cc: Paul A. Mikelson
    Mary Ellyn Minenko


By:    /s/ Ronald L. Grooms                           Date:    2/7/02
       -------------------------------------                   -------
       INVESCO Funds

                                                  Amerlcan Express Financial
                                                  Advisors Inc. MEMBER NASD.
                                                  American Express Company is
                                                  separate from American Express
                                                  Financial Advisors Inc. and is
                                                  not a broker-dealer.